SECURITIES AND EXCHANGE COMMISSION


                                 WASHINGTON, DC
                                      20549





                                    FORM 8-K




                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: January 7, 1998
                        (Date of earliest event reported)


                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                        0-19066                    13-3591193
(State or other jurisdiction of      (Commission               (I.R.S. Employer
incorporation or organization)       File Number)               Identification
                                                                    Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (864) 239-1000

                ________________________________________________


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Item 5.   Other Events

     On January 7, 1998, Insignia Financial Group, Inc. (Insignia), completed the purchase of rights to perform property management, leasing, and construction supervision services for approximately 4.1 million square feet of commercial real estate located primarily in the greater Chicago area. The rights were acquired from Cohen Financial ("Cohen"), a Chicago based real estate investment banking firm, for an undisclosed price. The portfolio for which these rights were obtained consists of properties, including industrial real estate, office buildings and retail centers, either owned or controlled by Cohen, its managed funds or affiliates, as well as those owned by majority institutions for whom Insignia will provide services on a third party basis.



Item 7.  Financial Statements and Exhibits

          (c) Exhibits

                  Exhibit No.

                      99.1   Press Release dated January 8, 1998

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to the signed on its behalf by the undersigned hereunto duly authorized.

                              INSIGNIA FINANCIAL GROUP, INC.



                          By: /s/James A. Aston
                          ---------------------

                              James A. Aston
                              Office of the Chairman, Chief Financial Officer



Date:  January 22, 1998